Exhibit 99.1

J & J SNACK FOODS REPORTS RECORD FISCAL THIRD QUARTER REVENUE OF $440.0 MILLION

Gross Margin of 33.6% Leads to Net Earnings of $36.3 Million, and EPS of $1.87 and Adjusted EPS of $1.98

Mount Laurel, NJ, August 5, 2024 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the third quarter ended June 29, 2024.

		Third Quarter
	Actuals	$ vs. LY	% vs. LY
Net Sales	$440.0M	$14.2M	3.3%
Operating Income	$50.1M	$1.8M	3.8%
Net Earnings	$36.3M	$1.3M	3.8%
Earnings per Diluted Share	$1.87	$0.06	3.3%

Adjusted Operating Income	$53.1M	$2.0M	3.9%
Adjusted EBITDA	$70.9M	$4.2M	6.3%
Adjusted Earnings per Diluted Share	$1.98	$0.06	3.1%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods Chairman, President, and CEO, commented, “J&J Snack Foods delivered excellent third quarter financial results, including the second-highest quarterly net sales performance in our Company’s history and record quarterly earnings per diluted share. Top-line growth was driven by higher volumes across most of our core products and brands, as well as strong new business performance in our Food Service and Retail segments, partially offset by temporary challenges in the theater channel. Our continued success in improving operating efficiencies led to a healthy 33.6% gross margin, flat versus the prior year, despite a less favorable sales mix. This resulted in adjusted operating income growth of 3.9% and adjusted EBITDA growth of 6.3%, building on our solid momentum from the first two quarters of our fiscal year.

“Food Service sales increased 3.7%, led by strong growth in handhelds, frozen novelties and bakery. Retail sales increased 12.4% largely reflecting strong sales of handhelds, frozen novelties and soft pretzels, partially offset by a single-digit decline in biscuits. We experienced healthy demand across our frozen novelties, including Luigi’s, Icee and Dogsters, as well as continued strong performance for Superpretzel-branded products, including Bavarian sticks. As we had anticipated, the effect of the 2023 actors strike on this summer’s film slate resulted in a significant year-over-year decline in movie theater attendance, impacting fiscal third quarter sales of frozen beverages, soft pretzels and churros. Despite these challenges, the depth and breadth of our customer channel combined with the success of our marketing and sales strategies enabled us to deliver record third quarter net sales.

“For example, the recent churros launch with one of the three largest QSR customers continues to exceed our expectations and helped partially offset softer churros sales in the theater and club channels during the quarter. Dippin Dots net sales also increased 5.3% and were less impacted by these challenges given the diverse customer base and improving trends in outdoor amusement. We are actively rolling out Dippin Dots at AMC, Cinemark and Marcus Theaters and expect to complete this process over the next three months. With a much stronger film slate in the back half of 2024 and into 2025, we remain excited about the growth opportunity of Dippin Dots in this channel and expect sales of our other products to improve as attendance trends recover to more normalized levels.

“In summary, we are executing our strategy, driving record sales and leveraging expenses to grow profits faster than sales. While we expect our 2024 fiscal fourth quarter results to be impacted by one less sales week versus the comparable prior year period, it is clear that our strategies to maximize sales across our customer channels and improve operating efficiencies are working. Looking ahead, we have a strong portfolio of beloved products and brands, with tremendous growth opportunities ahead of us. Our robust balance sheet and liquidity position, combined with a world-class team gives us confidence in our plans and ability to deliver long-term value to our employees, partners, and shareholders.”

Third Quarter Highlights

Net sales increased 3.3% to $440.0 million in Q3 of fiscal 2024, compared to Q3 of fiscal 2023.

Key highlights include:

●	Food Service segment sales increased 3.7% to $264.4 million versus Q3 ’23.
●	Retail segment sales increased 12.4% to $68.7 million versus Q3 ’23.
●	Frozen Beverage segment sales declined 2.6% to 106.8 million versus Q3 ’23.
●

Frozen Novelties, including Dippin Dots, Handhelds and Bakery in Food Service; Soft Pretzels, Handhelds and Frozen Novelties in Retail all delivered sales increases in the quarter. This was partially offset by softer sales of Soft Pretzels and Churros in Food Service; a decline in Biscuit sales in Retail and declines in Beverage, Maintenance and Machine revenue in Frozen Beverages.

●	Dippin’ Dots sales increased 5.3%, compared to Q3 ’23.

Gross profit as a percentage of sales was 33.6% in Q3 ’24, flat versus Q3 ’23, reflecting the positive impact from improved product and pricing mix along with ongoing productivity improvements. Across our portfolio of raw materials, we saw net low-mid single-digit inflationary increases, with the net increase primarily driven by increases in the cost of cocoa/chocolate, and to a lesser extent, increases in the cost of sugar/sweeteners. Those increases were somewhat offset by deflationary trends seen in flour, cheese and dairy, mixes, and eggs. Pricing adjustments and contractual cost true-ups helped minimize the majority of the impact of the net inflationary increases in costs of raw materials on our gross margins in the quarter.

Total operating expenses of $97.7 million represented 22.2% of sales for the quarter, flat compared to Q3 ’23.

●

Distribution costs of $45.1 million represented 10.2% of sales in the quarter, versus 10.4% in the prior year period, as investments in improving our supply chain network continue to drive expenses savings and distribution efficiencies.

●	Marketing and selling expenses of $32.6 million represented 7.4% of sales, flat versus the prior year period and continue to drive innovation, promote our brands and launch new selling opportunities.
●	Administrative expenses of $19.9 million represented 4.5% of sales in Q3 ’24, compared to 4.4% in Q3 ’23.

Adjusted operating income was $53.1 million in the third quarter of fiscal 2024, compared to $51.1 million in the prior year period, with the increase driven by sales growth, strong gross margins and added operational efficiencies. This led to net earnings in Q3 ’24 of $36.3 million, favorably comparing to $35.0 million in Q3 ’23. Our effective tax rate was 27.9% in Q3 ’24.

Food Service Segment Third Quarter Highlights

●	Q3 ’24 food service sales totaled $264.4 million, or an increase of 3.7%, compared to Q3 ’23 sales of $255.0 million.
●

Churros sales were relatively flat, down 0.7% to $30.3 million reflecting lower theater and club channel sales, partially offset by new business growth with a major QSR customer. Bakery and Frozen Novelties sales increased by 6.8% and 9.1%, respectively, driven by unit volume growth in cookies and a 5.3% increase in Dippin’ Dots sales. Growth across the segment also reflected a 25.3% increase in Handheld sales. These increases were partially offset by a decrease in Soft Pretzel of 6.3% driven primarily by soft theater sales.

●	Sales of new products and added placement with new customers totaled approximately $6.4 million, driven primarily by the addition of churros to the menu of a major QSR customer.
●	Q3 ’24 operating income decreased 2.6% to $20.2 million, versus the prior year period with the decrease primarily driven by a slight change in product mix.

Retail Segment Third Quarter Highlights

●	Q23’24 retail sales totaled $68.7 million, or an increase of 12.4%, compared to Q3 ’23.
●

Handheld sales grew by 69.9% driven by expanded placement of product with a major mass merchant. Frozen Novelties sales increased 10.9% led by growth of Dogsters and Icee novelties, as well as higher shipments as customers build inventory for the peak spring and summer seasons. Soft Pretzel sales increased 8.2% led by our continued expansion of Superpretzel products in retail, while Biscuit sales decreased 5.8% in the quarter.

●	New product innovation and incremental distribution contributed approximately $3.1 million in the quarter driven primarily by the growth of Superpretzel Bavarian sticks into the Retail segment.
●	Operating income for the quarter was $7.8 million, an increase of $3.6 million versus the prior year period driven by sales growth, product mix and higher gross margins.

Frozen Beverages Segment Third Quarter Highlights

●	Frozen beverages segment sales totaled $106.8 million, a 2.6% decrease compared to a record Q3 ’23.
●

Beverage sales were down 1.1%, or $0.8 million below Q3’23 led by weakness across the theater channel as the industry recovers from the impacts of last years actors strike which led to fewer strong releases and lower attendance. The theater industry expects significant improvement in the back half of the calendar year and next year as the schedule of new releases is much stronger.

●

Repair and Maintenance revenues declined 1.6%, versus the prior year period reflecting weaker maintenance call volumes, while Machine sales were down 15.4% in the quarter as a result of lapping a significant QSR rollout last year. Machine sales exceeded our internal plans for the quarter.

●	Q3 ’24 operating income decreased 5.5% to $22.1 million for the quarter, compared to a Q3 ’23 operating income of $23.3 million, driven by weaker top-line sales and mix impacts on gross margin.

Conference Call

J & J Snack Foods Corp. will host a conference call to discuss results and business outlook on August 6, 2024, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at https://www.jjsnack.com/investors/.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry (or the industries of our customers) and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja, or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended		Nine months ended
	June 29,	June 24,	June 29,	June 24,
	2024	2023	2024	2023

Net sales	$439,957	$425,769	$1,147,999	$1,114,966

Cost of goods sold	292,191	282,887	797,405	790,845
Gross profit	147,766	142,882	350,594	324,121

Operating expenses
Marketing	32,598	31,308	87,720	79,024
Distribution	45,074	44,485	129,626	124,722
Administrative	19,880	18,740	56,600	53,050
Other general expense	98	55	(1,055)	(490)
Total operating expenses	97,650	94,588	272,891	256,306

Operating income	50,116	48,294	77,703	67,815

Other income (expense)
Investment income	783	633	2,265	1,719
Interest expense	(543)	(1,314)	(1,532)	(3,697)

Earnings before income taxes	50,356	47,613	78,436	65,837

Income tax expense	14,057	12,632	21,526	17,352

NET EARNINGS	$36,299	$34,981	$56,910	$48,485

Earnings per diluted share	$1.87	$1.81	$2.93	$2.51

Weighted average number of diluted shares	19,456	19,327	19,423	19,299

Earnings per basic share	$1.87	$1.82	$2.94	$2.52

Weighted average number of basic shares	19,396	19,257	19,373	19,239

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 29,
	2024	September 30,
	(unaudited)	2023
Assets
Current assets
Cash and cash equivalents	$64,047	$49,581
Accounts receivable, net	208,665	198,129
Inventories	179,696	171,539
Prepaid expenses and other	8,736	10,963
Total current assets	461,144	430,212

Property, plant and equipment, at cost
Land	3,684	3,684
Buildings	54,996	45,538
Plant machinery and equipment	471,235	445,299
Marketing equipment	313,103	296,482
Transportation equipment	15,737	14,367
Office equipment	48,454	47,393
Improvements	67,565	51,319
Construction in progress	28,986	56,116
Total Property, plant and equipment, at cost	1,003,760	960,198
Less accumulated depreciation and amortization	609,601	574,295
Property, plant and equipment, net	394,159	385,903

Other assets
Goodwill	185,070	185,070
Other intangible assets, net	184,203	183,529
Operating lease right-of-use assets	152,712	88,868
Other	3,387	3,654
Total other assets	525,372	461,121
Total Assets	$1,380,675	$1,277,236

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$221	$201
Accounts payable	108,642	90,758
Accrued insurance liability	18,084	15,743
Accrued liabilities	20,956	14,214
Current operating lease liabilities	19,104	16,478
Accrued compensation expense	21,919	23,341
Dividends payable	14,264	14,209
Total current liabilities	203,190	174,944

Long-term debt	12,000	27,000
Noncurrent finance lease liabilities	441	600
Noncurrent operating lease liabilities	140,724	77,631
Deferred income taxes	81,652	81,310
Other long-term liabilities	4,752	4,233

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,408,000 and 19,332,000 respectively
	129,054	114,556
Accumulated other comprehensive loss	(12,429)	(10,166)
Retained Earnings	821,291	807,128
Total stockholders' equity	937,916	911,518
Total Liabilities and Stockholders' Equity	$1,380,675	$1,277,236

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Nine months ended
	June 29,	June 24,
	2024	2023
Operating activities:
Net earnings	$56,910	$48,485
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	47,141	41,319
Amortization of intangibles and deferred costs	5,244	5,065
(Gain) from disposals of property & equipment	(23)	(255)
Share-based compensation	4,841	3,935
Deferred income taxes	310	(937)
(Gain) on marketable securities	-	(105)
Other	268	(237)
Changes in assets and liabilities, net of effects from purchase of companies
(Increase) in accounts receivable	(10,949)	(7,680)
(Increase) decrease in inventories	(7,264)	4,875
Decrease in prepaid expenses	2,187	8,487
Increase in accounts payable and accrued liabilities	28,081	2,992
Net cash provided by operating activities	126,746	105,944

Investing activities:
Payments for asset acquisitions	(7,014)	-
Purchases of property, plant and equipment	(56,371)	(76,472)
Proceeds from redemption and sales of marketable securities	-	5,300
Proceeds from disposal of property and equipment	484	774
Net cash (used in) investing activities	(62,901)	(70,398)

Financing activities:
Proceeds from issuance of stock	9,657	6,289
Borrowings under credit facility	57,000	102,000
Repayment of borrowings under credit facility	(72,000)	(74,000)
Payments on finance lease obligations	(120)	(150)
Payment of cash dividend	(42,693)	(40,389)
Net cash (used in) financing activities	(48,156)	(6,250)

Effect of exchange rates on cash and cash equivalents	(1,223)	1,166

Net increase in cash and cash equivalents	14,466	30,462
Cash and cash equivalents at beginning of period	49,581	35,181
Cash and cash equivalents at end of period	$64,047	$65,643

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 29,	June 24,	June 29,	June 24,
	2024	2023	2024	2023

Sales to external customers:
Food Service
Soft pretzels	$59,529	$63,527	$163,985	$171,242
Frozen novelties	51,701	47,410	100,464	95,782
Churros	30,269	30,470	89,155	81,147
Handhelds	21,300	17,003	62,851	60,884
Bakery	93,566	87,582	287,455	281,830
Other	8,081	8,988	19,135	20,673
Total Food Service	$264,446	$254,980	$723,045	$711,558

Retail Supermarket
Soft pretzels	$11,110	$10,269	$46,010	$40,767
Frozen novelties	46,210	41,684	82,747	80,423
Biscuits	4,839	5,135	18,078	18,906
Handhelds	7,562	4,452	20,266	11,443
Coupon redemption	(931)	(385)	(2,032)	(936)
Other	(67)	(5)	303	(20)
Total Retail Supermarket	$68,723	$61,150	$165,372	$150,583

Frozen Beverages
Beverages	$72,092	$72,878	$158,708	$153,336
Repair and maintenance service	23,748	24,144	71,538	70,556
Machines revenue	9,769	11,554	26,879	26,817
Other	1,179	1,063	2,457	2,116
Total Frozen Beverages	$106,788	$109,639	$259,582	$252,825

Consolidated sales	$439,957	$425,769	$1,147,999	$1,114,966

Depreciation and amortization:
Food Service	$12,130	$9,797	$33,976	$28,852
Retail Supermarket	396	540	1,448	1,423
Frozen Beverages	5,667	5,426	16,961	16,109
Total depreciation and amortization	$18,193	$15,763	$52,385	$46,384

Operating Income:
Food Service	$20,247	$20,786	$34,194	$32,306
Retail Supermarket	7,812	4,168	13,374	5,766
Frozen Beverages	22,057	23,340	30,135	29,743
Total operating income	$50,116	$48,294	$77,703	$67,815

Capital expenditures:
Food Service	$12,717	$20,015	$33,946	$58,621
Retail Supermarket	0	345	2	1,824
Frozen Beverages	7,028	6,988	22,423	16,027
Total capital expenditures	$19,745	$27,348	$56,371	$76,472

Assets:
Food Service	$991,815	$959,657	$991,815	$959,657
Retail Supermarket	36,719	12,327	36,719	12,327
Frozen Beverages	352,141	332,113	352,141	332,113
Total assets	$1,380,675	$1,304,097	$1,380,675	$1,304,097

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 29,	June 24,	June 29,	June 24,
	2024	2023	2024	2023

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$36,299	$34,981	$56,910	$48,485
Income Taxes	14,057	12,632	21,526	17,352
Investment Income	(783)	(633)	(2,265)	(1,719)
Interest Expense	543	1,314	1,532	3,697
Depreciation and Amortization	18,193	15,763	52,385	46,384
Share-Based Compensation	1,634	1,383	4,842	3,935
Strategic Business Transformation Costs (2)	295	951	4,848	951
Net (Gain) Loss on Sale or Disposal of Assets	(6)	99	(23)	(255)
Acquisition Related Inventory Adjustment	183	-	183	-
Merger and Acquisition Costs	250	-	250
Integration Costs	205	153	205	570
Adjusted EBITDA	$70,870	$66,643	$140,393	$119,400

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	50,116	48,294	77,703	67,815
Strategic Business Transformation Costs (2)	295	951	4,848	951
Acquisition Related Amortization Expenses	2,012	1,679	5,244	5,037
Acquisition Related Inventory Adjustment	183	-	183	-
Merger and Acquisition Costs	250	-	250	-
Integration Costs	205	153	205	570
Adjusted Operating Income	$53,061	$51,077	$88,433	$74,373

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$1.87	$1.81	$2.93	$2.51
Strategic Business Transformation Costs (2)	0.02	0.05	0.25	0.05
Acquisition Related Amortization Expenses	0.10	0.09	0.27	0.26
Acquisition Related Inventory Adjustment	0.01	-	0.01	-
Merger and Acquisition Costs	0.01	-	0.01	-
Integration Costs	0.01	0.01	0.01	0.03

Tax Effect of Non-GAAP Adjustments (1)	(0.04)	(0.04)	(0.15)	(0.09)

Adjusted Earnings per Diluted Share	$1.98	$1.92	$3.33	$2.76

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2)	Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.